June 7, 2001




Altair International Inc.
Mineral Recovery Systems, Inc.
Fine Gold Recovery Systems, Inc.
1725 Sheridan Avenue, Suite 140
Cody, Wyoming  82414
Facsimile No. (307) 587-8357
Attn: William P. Long

         Re:      Amendment  of  Certain   Agreements   Related  to   $7,000,000
                  Asset-Backed Exchangeable Term Note

Mr. Long:

         This letter sets forth the agreement (the "Amendment") among Altair International Inc., an Ontario corporation ("Altair"), Mineral Recovery Systems, Inc., a Nevada corporation ("MRS"), Fine Gold Recovery Systems, Inc., a Nevada corporation ("Fine Gold"; and together with Altair and MRS, the "Altair
Parties") and Doral 18, LLC, a Cayman Islands limited liability company ("Doral"), regarding the $7,000,000 Asset-Backed Exchangeable Term Note dated December 15, 2000 (the "Note") made by the Altair Parties in favor of Doral, the Securities Purchase Agreement dated December 15, 2000 (the "Purchase Agreement") between Doral and Altair, the Stock Pledge Agreement dated December 15, 2000 (the "Pledge Agreement") between Doral and Altair, and the Registration Rights Agreement dated December 15, 2000 (the "Registration Rights Agreement"; and collectively with the Note, the Purchase Agreement and the Pledge Agreement, the "Agreements") between Doral and Altair. For ease of reference, capitalized terms used without separate definition in this Amendment shall have the meanings set forth in the Agreements. Now therefore, in consideration of the mutual covenants set forth herein, the Altair Parties and Doral hereby agree as follows:

         1.       Amendments to Agreements.
                  ------------------------

                  (a) Accrual Provisions. Section 2(b)(iv) of the Note is deleted in its entirety and the following is inserted in its stead:

                           (iv) Accrual. Notwithstanding anything to the contrary in this Note, during the period commencing on the Effective Date and continuing until the later of June 29, 2001 and the fifth day following the effective date of the registration statement contemplated by the Registration Rights Agreement (the "Registration Statement"), if the Consolidated Companies do not pay on or before the applicable Due Date any portion of the Monthly Payment Amount that would otherwise be due and payable, the unpaid portion of such Monthly Payment Amount will automatically accrue and the Consolidated Companies shall have no obligation to pay such Monthly Payment Amounts during such period. By providing Doral written notice and the payment specified below at any time on or before the later of June 29, 2001 and the fifth day following the effective date of the Registration Statement, the Consolidated Companies shall have the option to redeem not more than

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                           $1,652,252.43  and  not  less  than  $500,000  of the
                           unpaid  Monthly  Payment  Amounts  that have  accrued
                           during  the  period   identified   in  the  preceding
                           sentence; provided, however, in order to reflect a 10% redemption premium, for each $100 paid by the Consolidated Companies to redeem accrued Monthly Payment Amounts, such accrued Monthly Payment Amounts will be reduced by only $90.9091. (For example, if
                           the  Consolidated   Companies  pay  $1,000,000,   the
                           accrued  Monthly  Payment  Amounts will be reduced by
                           $909,091.)   Any   amounts   not   redeemed   by  the
                           Consolidated Companies on or before 5:00 P.M. Eastern Time on the later of June 29, 2001 and the fifth day following the effective date of the Registration
                           Statement  shall   immediately   become   convertible
                           pursuant to Section 2(b)(i) of the Purchase Agreement at the applicable Exchange Price (except as set forth in paragraph 2(e) below). All payments of accrued
                           Monthly   Payment   Amounts   shall  be   applied  in
                           chronological   order  (e.g.  applied  first  to  the
                           Monthly Payment Amount outstanding for the longest period, next to Monthly Payment Amount outstanding for the next longest period, etc.)

                  (b)      Registration Deadlines.
                           ----------------------

                           (i)      Section  2(f)  of  the  Registration  Rights
Agreement is deleted in its entirety, and the following is inserted in its stead:

                                    (f)  Penalty for No  Effective  Registration
                                    Statement.   In  the   event   the   initial
                                    Registration Statement has not been declared
                                    effective  by the SEC on or before  July 31,
                                    2001, Altair shall pay to Investor a penalty
                                    by  (i)  granting  to  the  Investor  75,000
                                    warrants to purchase common shares of Altair
                                    at an exercise  price of $3.00 per share and
                                    (ii)  granting to the Investor an additional
                                    number of warrants to purchase common shares
                                    of Altair at an exercise  price of $3.00 per
                                    share,  which  number  shall be equal to the
                                    product of (A) 100,000 and (B) the  quotient
                                    obtained by dividing  (1) the number of days
                                    between  July 31, 2000 and the date on which
                                    the   Registration   Statement  is  declared
                                    effective  by (2) 31.  Except as provided in
                                    the   preceding   sentence,   the  form  and
                                    substance  of the  such  warrants  shall  be
                                    identical to the Warrants (as defined in the
                                    Purchase   Agreement).    If   the   initial
                                    Registration Statement has not been declared effective by the SEC on or before August 31, 2001, an event of default shall be deemed to have occurred under the Note, and interest payable under the Note shall accrue at the default interest rate.

                           (ii)     The last  sentence  of  Section  2(a) of the
Registration Rights Agreement is hereby amended to read as follows: "The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than August 31, 2001.

                           (iii)    Section  11(a)(i)  of  the  Note  is  hereby
amended to read as follows: "(i) failure of the Company's Registration Statement to be declared effective on or before August 31, 2001."

                  (c) Redemption Cap. Upon the payment by the Consolidated Companies of $1,000,000 in accrued Monthly Payment Amounts pursuant to Section 1(a)(iv) above, Section 4(b) of the Note shall be deleted in its entirety.

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The words "Optional Monthly  Redemption Right" in Section 4(c) of the Note shall be replaced with "Optional Monthly Redemption." The words "Effective Date" in the second sentence of Section 2(b)(i) of the Note shall be replaced with the words "Issuance Date." The parties agree and acknowledge that, notwithstanding the deletion of Section 4(b), Altair retains the right to redeem each Monthly Payment Amount on or before each Due Date as provided in Section 2(b)(i) of the Note, as amended hereby.

                  (d) Extension of Pledge Agreement. Section 8 of the Pledge Agreement is deleted in its entirety and the following is inserted in its stead:

                  8. Termination of Pledge Agreement. The Pledgee shall deliver to the Pledgor the Collateral in its possession and this Agreement thereupon shall be terminated upon the earliest to occur of (i) the date upon which the inception-to-date gross revenues of the Pledgor exceed $3,000,000, or (ii) the date upon which the amount of principal outstanding under the Note (excluding any portion of the Note that is secured or collateralized by the letter of credit) is equal to $2,225,000 or less.

         2.       Additional Covenants.
                  --------------------

                  (a)  Sale of Remaining Call Shares;  Payment Credit.  Pursuant
to Section 7.13 of the Purchase Agreement, Doral received 247,678 common shares of Altair ("Call Shares"), a portion of which it has sold pursuant to an existing registration statement on Form S-3. Of the original Call Shares, Doral is currently holding 51,206 Call Shares. As of the date of this Amendment, whether or not Doral has actually sold the remaining Call Shares and notwithstanding anything in the Agreements to the contrary, (i) the option set forth in Section 7.12 of the Purchase Agreement shall terminate, and (ii) Altair shall be deemed to have paid $106,150.04 (based upon the current Exchange Price of $2.073) to satisfy the entire interest portion of the Monthly Payment Amount due on June 15, 2001, with any amount in excess of the required interest portion of such Monthly Payment Amount to be applied against the principal balance of the Note.

                  (b) Special Meeting To Approve Transaction. Upon request made by Doral on or before September 30, 2001, Altair shall take all steps necessary to notice and convene a special meeting of shareholders on or before December 31, 2001 in order to seek shareholder approval of the transaction contemplated and effected by the Agreements, including the potential issuance of common shares of Altair in excess of 20% of the outstanding common shares of Altair.

                  (c) Waiver of Penalty Payments; Issuance of Additional Warrants. Altair shall grant to Doral warrants to purchase 150,000 common shares. Except for the number of such warrants, the form and substance of such warrants shall be identical to the Warrants. Upon Altair's grant of the warrants described in the preceding sentence, Altair shall be released from any obligation to pay the penalties contemplated by Section 2(f) of the Registration Rights Agreement and Section 11(a)(i) of the Note, each as amended by this Amendment, for all periods prior to July 31, 2001. Further in exchange for such grant, Doral hereby waives any fee or penalty that may have accrued, or that may accrue, as a result of Altair's Registration Statement on Form S-3 (File No. 333-54902) not going effective on or before July 31, 2001.

                  (d) Clawback on Held Shares. In addition to the warrants to be granted under the preceding subparagraph 2(c), Altair shall grant to Doral warrants to purchase an additional 150,000 common shares. Except for the number of such warrants, the form and substance of such warrants shall be identical to the Warrants. In exchange for Altair's grant of such warrants, Doral agrees that

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if, at any time,  (i) it obtains a right to  exchange  any  Exchange  Amount for common shares (an "Exchange Right"), and (ii) it fails to exercise 100% of such Exchange Right within 90 days of the date such Exchange Right becomes exercisable, Altair shall automatically have an option to redeem the unexercised portion of such Exchange Right at a price equal to the product of (A) the Exchange Amount attributable to the unexercised portion of the Exchange Right and (B) 1.05.

                  (e) Exchange of Shares for Indebtedness. Notwithstanding anything in the Note to the contrary, the Exchange Price for the first 30,000 common shares that Doral receives upon exercise of the conversion rights set forth in Section 2(b)(i) of the Note shall be equal to the lesser of (1) $2.073, and (2) the applicable Exchange Price, determined in accordance with the provisions of the Note. In addition, if Doral elects to acquire common shares in transactions with parties other than the Consolidated Companies (which number of common shares shall not exceed 100,000), and Altair and Doral agree to treat Doral's acquisition of such common shares as satisfaction of all or any portion of an Exchange Amount, the Exchange Price to be used with respect to the exchange of such common shares and the cancellation of the applicable Exchange Amount shall also be equal to the lesser or (1) $2.073, and (2) the applicable Exchange Price, determined in accordance with the provisions of the Note.

         3. Conflict of Terms. In the event of any conflicts between the terms of this Amendment and any of the Agreements, the terms of this Amendment shall prevail. Except as amended by this Amendment, the Agreements are hereby ratified and affirmed.

         4. Miscellaneous Provisions. (a) This Amendment is the complete and exclusive agreement between the parties relating to the subject matter hereof, and supersedes all prior or contemporaneous proposals, understandings, representations, warranties, promises and other communications, whether oral or written, relating to such subject matter; (b) this Amendment shall be deemed to have been executed in the State of Illinois and shall be governed by the laws of the State of Illinois (regardless of the laws that might otherwise govern under applicable Illinois principles of conflicts of law); (c) no party may assign its rights or obligations under this Amendment without the express written consent of the other party; (d) all notices shall be in writing and sent by registered mail, overnight mail, express courier, or transmitted by facsimile to the addresses and facsimile numbers indicated in this Amendment, or such other address as either party may indicate by at least ten (10) days prior written notice to the other party; (e) this Amendment may be executed in manual or electronic counterparts, all of which taken together shall form an original agreement; and (f) a facsimile or electronic copy of this Amendment or any portion thereof shall be valid as an original.

         If the foregoing correctly sets forth your understanding and agreement with respect to the matters set forth herein, please execute this letter in the space provided below and return such executed copy to the undersigned.


                                  Doral 18, LLC

                                  By:/s/ David White
                                         David White, Director

                                  Address:
                                  1849 Green Bay Road, Suite 240 Highland Park, Illinois 60035
                                  Facsimile (847) 681-1541
                                  Attn: David White


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The  undersigned  agree to be bound by the terms and conditions of the foregoing letter.

Altair International Inc.

By: /s/ William P. Long
-----------------------
        William P. Long
Its:____________________________


Mineral Recovery Systems, Inc.

By: /s/ William P. Long
-----------------------
        William P. Long
Its:____________________________


Fine Gold Recovery Systems, Inc.

By: /s/ William P. Long
-----------------------
        William P. Long
Its:____________________________


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